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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 28, 1998


                           KAYNAR TECHNOLOGIES INC.
         -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                       000-22519             33-0591091
 -------------------------------      ------------------     ----------------
 (State or other jurisdiction of      Commission File No.    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

500 N. State College Blvd., Suite 1000, Orange, California      92868-1638
----------------------------------------------------------    -------------
(Address of principal executive offices)                        (Zip Code)

     Registrant's telephone number, including area code:  (714)712-4900
                                                          -------------

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On July 28, 1998, Kaynar Technologies Inc. ("KTI") acquired all of the issued and outstanding common stock of M & M Machine & Tool Company ("M & M") (this transaction being referred to herein as the "Acquisition"). M & M, located in Huntington Beach, California specializes in the machining of structural components and assemblies for aircraft. These components and assemblies include pylons, flap hinges, struts, wing fittings, landing gear parts, spars, and many others. M & M has current annualized sales in excess of $20 million.

     As consideration for the Acquisition, KTI paid the four stockholders of M & M (the "Stockholders") $11 million in cash and 354,276 shares of KTI common stock at closing. An additional $1 million in cash will be paid to the Stockholders following the first of two contingent adjustments to the purchase price. The two contingent adjustments to the purchase price will be paid 60% in cash and 40% in shares of KTI common stock. The first contingency will be a dollar-for-dollar adjustment to the purchase price to the extent that M & M's net worth at closing exceeds or falls below $4.5 million. The second contingency will be additional consideration of no less than zero and no more than $2 million which will be based on M & M's recasted earnings before interest, taxes and transaction costs related to the Acquisition for its fiscal year ended October 31, 1998.

     A registration rights agreement was entered into by KTI with the Stockholders, permitting them to exercise up to two demand registration rights per calendar year for offerings with an aggregate price exceeding $1 million. The registration rights agreement also accorded the Stockholders piggyback registration rights. KTI funded the cash portion of the purchase price by increasing its existing Term Loan with General Electric Capital Corporation ("GECC") and plans to fund the contingency payments out of their Revolving Credit Facility with GECC.

     The Stockholders consisted of Robert E. McGuire, the Robert E. McGuire Family Trust UDT December 28, 1989, the Robert E. McGuire Family Trust #2 UDT December 27, 1991, and the Ronald D. McGuire Family Trust UDT April 30, 1997. In connection with the Acquisition, Robert E. McGuire and Ronald D. McGuire, two principals of M & M, entered into employment agreements with KTI in which they will serve as the President and Vice-President of M & M, respectively. Robert E. and Ronald D. McGuire also entered into 5-year minimum non-competition agreements with KTI.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired

               All required financial statements will be filed by amendment within 60 days of the date on which this report is filed.

     (b)  Pro Forma Financial Information

               All required pro forma financial information will be filed by amendment within 60 days of the date on which this report is filed.

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(c)  Exhibits


          Number    Description
          ------    -------------------------
          2.1*      Agreement and Plan of Merger among Kaynar Technologies
                    Inc., KTIC Acquisition Corp. and M & M Machine and Tool
                    Co. dated as of July 27, 1998 (the "Merger Agreement").

          2.2*      List of Schedules omitted from the Merger Agreement.

          4.1       Registration Rights Agreement among Kaynar Technologies
                    Inc. and the Stockholders dated as of July 27, 1998.

         99.1       Stockholders Agreement among Kaynar Technologies Inc.
                    and the other parties signatory thereto dated as of July 27, 1998.


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          *  In accordance with Item 601 (b)(2) of Regulation S-K, Kaynar
             Technologies Inc. has omitted certain exhibits and schedules to the Merger Agreement from this filing.  Kaynar Technologies
             Inc. agrees to furnish a copy of any omitted schedules and/or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized in the City of Orange, State of California on this 10th day of August, 1998.

                               KAYNAR TECHNOLOGIES INC.

                               /s/ David A. Werner
                               -----------------------------------------------
                               By: David A. Werner
                               Executive Vice President

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